LEASE NO.  BC0709

MASTER LEASE AGREEMENT

This agreement (this "Agreement") is made this   29th  day  of July , 2009,  between   ACC Capital Corporation (the "Lessor"), with its principal office at  7109 S High Tech Drive, Suite B, Midvale, UT  84047, and Broadcast International, Inc._( the "Lessee"), with its principal office located at 7050 Union Park Ave Suite 600, SLC, UT  84047.  A word with an initial letter capitalized shall have the meaning set forth in this Agreement.

1.

LEASE:

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in any "Equipment Schedule" executed and delivered by Lessor and Lessee in connection with the Agreement.  The terms and conditions contained herein and in each Equipment Schedule shall govern the leasing and use of the Equipment.  In the event of conflict between the provisions of this Agreement and any Equipment Schedule, the provisions of the Equipment Schedule shall govern.  Each Equipment Schedule, together with this Agreement as applied to that Equipment Schedule, shall constitute a separate lease (a "Lease") and shall be a "finance lease" as that term is defined in Article 2A of the Uniform Commercial Code as adopted in the prevailing jurisdiction ("UCC").

2.

ADDITIONAL DEFINITIONS:

a.

"Acceptance Date" means, as to the Equipment designated on any Equipment Schedule, the date as of which  (i) Lessor has received all documents, duly completed and executed, which Lessor reasonably deems necessary to ensure enforceability of Lessor's interests in the transaction represented by the Equipment Schedule (including but not limited to invoices, the Equipment Schedule, guaranties, evidence of title sufficient to establish Lessor's unencumbered ownership of the Equipment, insurance certificates, UCC financing statements, landlord/mortgagee waivers, property and sales tax information (including exemptions if applicable), inspection reports, vendor certifications if required, and applicable riders and addenda), and (ii) Lessor  has received, at Lessor's option, either (A) a certificate of acceptance of delivery signed by the Lessee (the "Acceptance Certificate") or (B) confirmation from the manufacturer or vendor of the Equipment that such Equipment has been installed. The listing of certain documents in this section shall not preclude Lessor from requesting additional documents at any time to ensure enforceability of Lessor's interests hereunder, and Lessee shall promptly comply with any such commercially reasonable request. Lessor may waive, in writing, any of the requirements of Subsection (ii) of this Section 2a.

b.

"Commencement Date" means, as to the Equipment designated on any Equipment Schedule, the first day of the calendar  following the Acceptance Date (unless the Acceptance Date falls on the first day of the calendar , in which case the Commencement Date shall be the same date as the Acceptance Date).

c.

"Schedule Date" means, as to any Equipment Schedule, the date of such Equipment Schedule as stated therein.

d.

"Assignment Date" means, as to the Equipment designated on any particular Equipment Schedule, the date upon which Lessor shall assign its interests in such Equipment Schedule, or in any Monthly Rental payable thereunder or in any Equipment described therein, to any third party, either outright or as security for Lessor's performance of an obligation.

3.

TERMS OF LEASE:

The "Initial Period" and the "Monthly Rental" payable with respect to each item of Equipment shall be as stated in the applicable Equipment Schedule.  Lessee may exercise an "Early Purchase Option" (if provided by, and as described in, the applicable Equipment Schedule) only by giving Lessor prior written notice of intent to exercise said option at least 180 days, but not more than 240 days, before the option date stated in the applicable Equipment Schedule.  If said written notice is not received by Lessor within the specified period, then the Early Purchase Option referred to above shall expire.  No notice of intent to exercise an Early Purchase Option may be revoked without Lessor's prior written consent.

4.

RENT AND PAYMENT:

a.

Monthly Rental:  As to any Equipment leased hereunder, the "Monthly Rental" payable by Lessee to Lessor shall be as set forth in the applicable Equipment Schedule.  The Monthly Rental shall begin on the Commencement Date and shall be due and payable by Lessee in advance on the first day of each month throughout the Initial Period and any "Renewal Period," as defined in Section 19m of this Agreement.  If the Acceptance Date does not fall on the first day of the calendar , then in

Initial

addition to Monthly Rental, Lessee shall pay "Interim Rental" for the period from and including the Acceptance Date until the Commencement Date. Interim Rental shall be due and payable on the Acceptance Date and shall be calculated according to the following formula: Interim Rental equals Monthly Rental divided by 30, with that quotient multiplied by the number of days between the Acceptance Date and the Commencement Date (for example, if the Monthly Rental were $100 and the Acceptance Date occurred 12 days before the Commencement Date, Lessee would be obligated to pay $40 in Interim Rental on the Acceptance Date). Lessee shall pay all Interim Rental and Monthly Rental to Lessor, its successors or assigns, at Lessor's address set forth above (or as otherwise directed in writing by Lessor, its successors or assigns), whether or not Lessee has received any notice that such payment is due.  As of the Commencement Date (or the Assignment Date, if earlier), Monthly Rental shall be increased proportionately to the increase in yields of U.S. Treasury Notes (as designated in the applicable Equipment Schedule) occurring between the Schedule Date and the Commencement Date (or the Assignment Date, if earlier); and in addition, if the Assignment Date occurs after the Commencement Date, Monthly Rental shall be increased as of the Assignment Date proportionately to the increase in yields of designated U.S. Treasury Notes occurring between the Commencement Date and the Assignment Date, all as provided in the applicable Equipment Schedule.  In the event an Equipment Schedule fails to commence for any reason, then at Lessor's sole election, any advance payments (including but not limited to deposits and advanced Monthly Rentals) collected by Lessor shall be deemed earned by Lessor and shall be retained by Lessor as liquidated damages for failure of commencement, the parties acknowledging that actual damages sustained by failure of commencement are difficult or impossible to ascertain and that the advance payments retained are a reasonable estimate of such damages.  Retention of advance payments shall not release Lessee from any of Lessee's obligations hereunder.  LESSEE SHALL NOT ABATE, SET OFF, OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY MONTHLY RENTAL FOR ANY REASON WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, ITS SUCCESSORS OR ASSIGNS.

b.

Late Charges:  Late charges on any payments, taxes, or other charges due hereunder shall accrue at the rate of 10% of the payment amount due per month (or if such rate shall exceed the maximum rate allowed by law, then at the highest rate that is permitted to be charged on liquidated amounts after judgment or at the statutory forbearance rate, whichever is greater) beginning ten days after the date that such amount was due and continuing until the amount is paid.  For example, if Monthly Rental were $100 and the Lessee failed to pay Monthly Rental due in January and February until April of that year, late charges would be payable in the sum of $70 ($100 times 10% per month times four months, as to the January Monthly Rental, plus $100 times 10% per month times three months, as to the February Monthly Rental). Lessee shall pay any late charges promptly upon Lessor's demand.

5.

TAXES

Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor and service fees assessed, however designated, which are levied or based on the Monthly Rental or on the possession, use, operation, lease, rental, sale, purchase, control or value of the Equipment, including, without limitation, registration and license fees and assessments, state and local privilege or excise taxes, sales and use taxes, personal and other property taxes, and taxes or charges based on gross lease revenue, but excluding taxes based on Lessor's net income.  Lessor may (but shall not be obligated to) invoice Lessee for all such taxes and fees in advance of their payment due date, and Lessee shall promptly remit to Lessor all such taxes and fees (together with a service charge not to exceed $50, payable to Lessor) upon receipt of such invoice from Lessor.  Lessee shall pay all penalties and interest resulting from its failure timely to remit such taxes to Lessor when invoiced by Lessor.  Lessor (or at Lessor's option, Lessee) shall file all required sales and use tax and personal property tax returns and reports concerning the Equipment with all applicable governmental agencies. The provisions of this section shall survive the expiration or earlier termination of this Agreement with respect to events occurring before such expiration or termination.

6.

USE; ALTERATIONS AND ATTACHMENTS:

a.

Acceptance Certificate:  After Lessee receives and inspects any Equipment and is satisfied that the Equipment is satisfactory, Lessee shall execute and deliver to Lessor an Acceptance Certificate in a form provided by Lessor; provided, however, that Lessee's failure to execute and deliver an Acceptance Certificate for any Equipment shall not affect Lessee's obligations under this Agreement and the applicable Equipment Schedule.

b.

Unlimited Usage:  Lessee shall be entitled to unlimited usage of the Equipment during the Initial Period, any Renewal Periods and any extension or renewal periods approved by Lessor in writing.

c.

Control and Location:  Lessee shall at all times keep the Equipment in its sole possession and control.  The Equipment shall not be moved from the location stated in the Equipment Schedule without the prior written consent of Lessor.

Initial

d.

Nature of Use:  Lessee shall cause the Equipment to be installed, used, operated and, at the termination of the Agreement as to each Equipment Schedule, removed (i) in accordance with any applicable manufacturer's manuals or instructions;  (ii) by competent and duly qualified personnel only; and (iii) in accordance with applicable governmental regulations, if any.

e.

Alterations:  Lessee shall not alter, or add attachments to, the Equipment without first obtaining the written consent of Lessor.  Any such alterations or attachments shall be made at Lessee's expense and shall not interfere with the normal and satisfactory operation or maintenance of the Equipment.  The manufacturer may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee.  Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor or, at the option of Lessor, shall be removed by Lessee at the termination of this Agreement as to such Equipment and the Equipment restored at Lessee's expense to its original condition, reasonable wear and tear only excepted.

f.

Personal Property Character:  Lessee acknowledges that the Equipment is and shall remain personal property throughout the term of this Agreement.  Lessee shall not permit the Equipment to become an accession to other goods or a fixture to, or part of, any real property.

g.

Compliance with Laws:  Lessee shall comply with all applicable laws, regulations and orders relating to the Equipment and this Agreement.  Lessee shall pay all fines and penalties for late registration, moving violations or other infractions or violations of law with respect to the Equipment or Lessee's use of the Equipment.

h.

Commercial Use:  The Equipment is leased solely for commercial or business purposes.

i.

Software:  In the event the Equipment includes software (including all documentation, later versions, updates, and modifications) (herein "Software"), the following shall apply:  (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any license agreement ("License") entered into with the owner/vendor of such Software (at Lessor's request, Lessee shall provide a complete copy of the License to Lessor); (ii) as due consideration for Lessor's payment of the Software price and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee; and (iii) except as otherwise specifically provided herein, the Software shall be deemed Equipment for all purposes under the Lease.

7.

MAINTENANCE AND REPAIRS; RETURN OF EQUIPMENT:

a.

General Maintenance:  Subject to the following provisions of this Section 7, during the continuance of this Agreement and at its expense, Lessee (i) shall keep the Equipment in good repair, working order and condition;  (ii) shall make all necessary adjustments, repairs and replacements, in accordance with Manufacturer specifications;  (iii) shall furnish all required parts, mechanisms, devices and servicing; and (iv) shall not use or permit the Equipment to be used for any purpose for which, in the opinion of the manufacturer or service company, the Equipment is not designed or suitable.  Such parts, mechanisms and devices shall immediately become part of the Equipment for all purposes hereunder.

b.

Service Company:  During the continuance of this Agreement and at its own expense, Lessee shall enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization for maintenance of each item of Equipment.  Such contract as to each item shall commence upon expiration of the manufacturer's warranty period, if any, relating to such item.  Lessee shall furnish Lessor with a copy of such contract upon demand.

c.

Return of Equipment:  At the end of the Initial Period or ultimate Renewal Period, as applicable, and provided that Lessee has timely elected the "Return Option" described in Section 19m of this Agreement, then at Lessee's expense, Lessee shall  return the Equipment to Lessor within the time, and at the location within the Continental United States, designated in writing by Lessor.  Upon such return, the Equipment shall be in the same operating order, repair, condition and appearance as on the Acceptance Date, excepting reasonable wear and tear from proper use thereof, but including all engineering changes theretofore prescribed by the manufacturer.   If the Equipment or its component parts were packed or crated for shipping when new, Lessee shall pack or crate the same carefully and in accordance with any recommendations of the Supplier or manufacturer before redelivering the item(s) to Lessor.  Lessee shall also deliver to Lessor all plans, specifications, operating manuals, software documentation, discs, warranties and other documents furnished by the manufacturer or supplier of the Equipment and all other documents in Lessee's possession relating to the maintenance and method of operation of such Equipment.  Lessee shall return and convey to Lessor at no cost to Lessor all upgrades and/or enhancements made to the Equipment that are inherent to the functioning of the Equipment.   Lessee shall provide maintenance qualification letters and/or arrange for and pay the cost of repairs which are necessary for the manufacturer or qualified maintenance organization to accept the Equipment under contract maintenance at its then standard rates.  With regard to Software, at the time of return of the Equipment, Lessee shall (i) return to Lessor the Software

Initial

(including all upgrades and modifications and all Licenses) and all copies, in whole or part, made by Lessee, (ii) at Lessor's written request, delete from its systems all Software then installed, destroy all copies or duplicates thereof, and certify in writing that such copies and duplicates have been destroyed, that all installed Software has been deleted, and that Lessee has returned the Software, with all upgrades, modifications, Licenses, copies and duplicates, to Lessor; and (iii) cease using the Software altogether.  Upon receipt of Software from Lessee, Lessor shall be responsible to return the Software to the owner/vendor so that Lessee shall not be in breach of any software license.  At Lessor's written request, Lessee shall provide free storage for any item of Equipment for a period not to exceed sixty (60) days after the expiration of the Agreement before returning such item to Lessor and shall permit Lessor access to the Equipment for inspection and/or resale.  If Lessee shall fail to return each item of Equipment in the manner and condition provided herein, Lessee shall be obligated, upon Lessor's demand, to reimburse Lessor for all expenses incurred by Lessor in restoring the Equipment to such required condition and shall be liable for any reduction in value as a result of Lessee's failure to return the Equipment in the condition and manner provided herein.  If Lessee shall fail timely to return an item of Equipment to Lessor's designated location, such item shall be deemed lost within the meaning, and subject to the provisions of, Section 12c of this Agreement.

8.

OWNERSHIP AND INSPECTION:

a.

Ownership:  The Equipment shall at all times remain the property of Lessor or its assigns.  By this Agreement, Lessee acquires no ownership rights in the Equipment.  Lessor may affix (or require Lessee to affix) tags, decals or plates to the Equipment indicating Lessor's ownership, and Lessee shall not permit their removal or concealment.  Lessor shall be shown as the owner of the Equipment on all vehicle titles and licenses, as applicable.

b.

No Liens:  LESSEE SHALL KEEP THE EQUIPMENT AND LESSEE'S INTEREST UNDER THIS AGREEMENT FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED BY LESSOR OR ITS ASSIGNS.

c.

Access:  Lessor, its assigns and their respective agents shall have free access to the Equipment at all reasonable times during normal business hours for the purpose of inspecting the Equipment and for any other purpose contemplated by this Agreement.

d.

Notification of Loss:  Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Equipment arising from any cause, including but not limited to the alleged or apparent improper manufacture, functioning, or operation of the Equipment.

9.

WARRANTIES:

a.

Limitation on Warranties: LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES RELATING TO ANY OF THE FOLLOWING:  (i) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR PERFORMANCE OF THE EQUIPMENT;  (ii) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; AND (iii) DELIVERY OF THE EQUIPMENT FREE OF THE RIGHTFUL CLAIM OF ANY PERSON BY WAY OF INFRINGEMENT OR THE LIKE.  LESSOR EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES.  LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS, OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, INCLUDING SPECIAL OR CONSEQUENTIAL DAMAGES.  LESSEE EXPRESSLY WAIVES ALL RIGHTS AND REMEDIES UNDER SECTIONS 508 THROUGH 522 OF UCC2A (AS DEFINED HEREIN) AND ELECTS INSTEAD THE REMEDIES PROVIDED BY THIS AGREEMENT TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW.

b.

Assignment of Warranties:  Lessor hereby assigns to Lessee all assignable warranties on the Equipment, as described in Lessor's purchase contract, which assignment shall be effective only (i) during the Initial Period and any Renewal Period, as defined hereinafter, and (ii) so long as no uncured Event of Default exists.

10.

NET LEASE; LESSEE'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL:

a.

Net Lease:  This Agreement is a "net lease" and, as between Lessor and Lessee, Lessee shall be responsible for all costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to this Agreement or the Equipment (including, but not limited to, transportation in and out, packing, installation, deinstallation and shipping).

Initial

b.

Absolute Payment Obligation:  LESSEE AGREES THAT ITS MONTHLY RENTAL AND OTHER OBLIGATIONS HEREUNDER SHALL BE IRREVOCABLE, INDEPENDENT, ABSOLUTE, AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, RECOUPMENT, DEFENSE, OFFSET OR COUNTERCLAIM OTHERWISE AVAILABLE TO LESSEE AGAINST LESSOR; NOR, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR AS AGREED TO BY LESSOR IN WRITING, SHALL THIS AGREEMENT TERMINATE FOR ANY REASON WHATSOEVER BEFORE THE END OF THE INITIAL PERIOD OR ANY RENEWAL PERIOD THEN IN EFFECT.

11.

ASSIGNMENT:

a.

No Assignment by Lessee:  LESSEE MAY NOT ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.  NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

b.

Lessor Assignments:  Lessor may sell and assign some or all of its rights and interests in any Equipment, and in any Equipment Schedule hereunder, to another party ("Lessor's Assignee"), either outright or as collateral security for loans.  Upon notice of any such assignment and as provided by instructions from Lessor, Lessee shall pay its Monthly Rental and perform its other obligations hereunder to Lessor's Assignee (or to another party designated by Lessor's Assignee).  Upon any such sale or assignment, LESSEE'S OBLIGATIONS TO LESSOR'S ASSIGNEE UNDER THE ASSIGNED EQUIPMENT SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL, AND LESSEE WILL NOT ASSERT AGAINST LESSOR'S ASSIGNEE ANY CLAIM, DEFENSE OR COUNTERCLAIM WHICH LESSEE MIGHT HAVE AGAINST LESSOR.  Lessor's Assignee shall have all of the rights but none of the obligations of Lessor under this Agreement.  Notwithstanding any assignment by Lessor, Lessor's Assignee shall not be deemed to have assumed or to be obligated to perform any of the obligations of Lessor, and after such assignment Lessor shall continue to be responsible for all of Lessor's obligations under the Lease.  Upon request by Lessor in connection with a proposed sale or assignment, Lessee shall promptly provide all information (including but not limited to updated financial statements), and shall execute and deliver all documents (including but not limited to consents to the proposed assignment and acknowledgements of the assignment), as requested by Lessor or Lessor’s Assignee.

c.

UCC2A Rights:  In connection with any assignment by Lessor of its interest in the Equipment or in this Agreement, Lessee acknowledges that the assignment will not materially change the duty of, or materially increase the burden or risk imposed on, Lessee; and Lessee waives its right, if any, to demand Lessor's Assignee to comply with the provisions of Utah Uniform Commercial Code--Leases, Utah Code Annotated, Title 70A, Chapter 2a (as it now exists or is hereafter modified) ("UCC2A"), dealing with adequate assurance and assumption requirements, among other things.

d.

Confirming Documents:  Upon any such assignment, Lessee agrees to execute any document reasonably requested by Lessor acknowledging such assignment and affirming to Lessor's Assignee basic provisions of this Agreement and the Equipment Schedule, and Lessee shall authenticate (and hereby authorizes the filing of) any UCC financing statements and amendments reasonably requested by Lessor or the assignee.

e.

Counterparts:  Only one executed counterpart of any Equipment Schedule shall be marked "Original"; any other executed counterparts shall be marked "Duplicate Original" or "Counterpart."  No security interest in any Equipment Schedule may be created through the transfer and possession of any counterpart other than the "Original."

12.

RISK OF LOSS ON LESSEE:

From and after the date the Equipment is delivered to Lessee and until the Equipment is returned to Lessor as provided in the Agreement, Lessee shall bear all risk of loss, damage, theft, or destruction to the Equipment, however caused.  If any item of Equipment is rendered unusable as a result of any physical damage to or destruction of the Equipment or if any item of Equipment is lost or stolen, then:

a.

Notice:  Lessee shall give Lessor immediate notice thereof, and this Agreement as to such item shall continue in full force and effect without any abatement of any Monthly Rental.  Lessee shall determine and notify Lessor, within fifteen (15) days after the date of occurrence of such damage or destruction, whether such item of Equipment can be repaired.

b.

Repair:  If Lessee determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be repaired promptly at Lessee's expense and shall promptly provide Lessor with a copy of each repair receipt.

Initial

c.

Replacement or Payment:  If Lessee determines that the item of Equipment cannot be repaired or if the item of Equipment is lost or stolen, then at Lessor's sole option, Lessee shall either (i) at its expense promptly replace such item of Equipment with like equipment having a comparable or greater value and convey title to such replacement to Lessor free and clear of all liens and encumbrances, whereupon this Agreement shall continue in full force and effect as though such loss, damage, theft, or destruction had not occurred, or (ii) pay Lessor an amount equal to “Lessor’s Damages” determined in accordance with Sections 16e and 16h of this Agreement as if an uncured Event of Default had occurred.

d.

Insurance Proceeds:  All proceeds of insurance received by Lessor or Lessee under any insurance policy shall be applied toward the cost of any such repair or replacement.

13.

INSURANCE:

During the continuance of this Agreement as to each Equipment Schedule, Lessee, at its expense, shall keep in effect (i) an all risk casualty insurance policy covering the Equipment designated in such Equipment Schedule that includes, without limitation, coverage against extended coverage risks, vandalism, theft, and malicious mischief, for amounts not less than the Casualty Loss Value of the Equipment determined under any casualty loss schedule attached to the Equipment Schedule, or if none is attached, then for amounts not less than the replacement cost of each item of Equipment, with Lessor and its assigns designated as insured and loss payees under such policy; and (ii) a commercial general liability policy in amounts acceptable to Lessor and that designates Lessor and its assigns as co-insured.  All such insurance policies shall be with licensed insurance companies acceptable to Lessor; shall prohibit cancellation or modification thereof without at least thirty (30) days prior written notice to Lessor; shall be evidenced by certificates of insurance or other written evidence acceptable to Lessor; and shall provide that as to Lessor, its successors and assigns, the insurance shall not be invalidated by any act, omission or neglect of Lessee.  Lessee shall pay any deductibles on such policies. Lessee hereby appoints Lessor as Lessee's attorney-in-fact (coupled with an interest) with full power and authority to make claims, receive payments and endorse documents, checks or drafts as necessary or advisable to secure payments due under any policy contemplated hereby on account of a casualty loss.  If Lessee shall at any time fail to obtain and maintain in full force and effect each of the insurance policies required by this section or shall fail to provide evidence of the existence of such policies immediately upon Lessor's request, Lessor shall be entitled (but not required) to obtain insurance containing coverages comparable to the coverages required of Lessee by this section and shall be entitled (but not required) to maintain such insurance until Lessee shall provide evidence of insurance coverage complying with this section; and Lessee shall promptly upon demand reimburse Lessor for all insurance premiums paid by Lessor, plus a reasonable administrative fee.

14.

INDEMNIFICATION:

Except for the gross negligence or willful misconduct of Lessor or as otherwise provided herein, Lessee shall indemnify Lessor against, and hold Lessor harmless of and from, any and all claims (including without limitation, claims involving strict or absolute liability and any claim alleging latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement), actions, suits, proceedings, costs, expenses (including reasonable attorney fees incurred by Lessor either in enforcing this indemnity or in defending against such claims), damages and liabilities at law or in equity, arising out of, connected with or resulting from this Agreement or the Equipment (including without limitation the delivery, possession, use, operation, condition, lease, return, storage or disposition thereof).  For purposes of this section, the term "Lessor" shall include Lessor, its successors and assigns, and their respective shareholders, directors, officers, representatives and agents, and the provisions of this section shall survive expiration or earlier termination of this Agreement with respect to events occurring before such expiration or termination.

15.

EVENTS OF DEFAULT:

The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a default under this Agreement:

a.

Monthly Rental:  Lessee fails to pay any Interim Rental or Monthly Rental when the same becomes due or any other amount when it becomes due hereunder.

b.

Transfers:  Except as expressly provided herein, Lessee attempts to, or does, remove, sell, assign, transfer, encumber, sublet, or part with possession of any one or more items of the Equipment, or any interest under this Agreement, except as expressly permitted herein.

c.

Attachment; Abandonment:  Through the act or omission of Lessee, any item of Equipment becomes subject to any levy, seizure, attachment, assignment or execution; or Lessee abandons any item of Equipment.

Initial

d.

Other Obligations:  (i) Lessee shall be in default under any other Equipment Schedule or agreement executed with Lessor, (ii) Lessee fails to sign and deliver to Lessor any document requested by Lessor in connection with the Lease or shall fail to do any thing determined by Lessor to be necessary or desirable to effectuate the transaction contemplated by the Lease or to protect Lessor's rights and interests in the Lease and Equipment, (iii)  Lessee or any Guarantor shall fail to provide financial statements to Lessor as provided in Section 19i hereof; or (iv) Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure to observe or perform shall continue uncured for ten (10) days after written notice thereof is given to Lessee.

e.

Misrepresentation:  Any of Lessee's representations and warranties made in this Agreement or in connection herewith shall be false or misleading in any material respect.

f.

Change in Financial Condition:  There occurs any material adverse change in the Lessee's financial condition; Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, is insolvent, admits in writing its inability to pay its financial obligations as they become due, files a voluntary petition in bankruptcy, becomes the debtor pursuant to an order for relief entered in any bankruptcy case, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such case or proceeding, or consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties; or Lessee or any of its shareholders, general partners, limited partners, members, trustees or other interest holders shall take any action seeking its dissolution or liquidation.

g.

Involuntary Proceedings:  Within thirty (30) days after the commencement of any proceeding against Lessee seeking an order for bankruptcy relief or any reorganization, arrangement, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if within thirty (30) days after the appointment, without Lessee's consent or acquiescence, of any trustee, receiver, or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

16.

REMEDIES:

Upon the occurrence of any Event of Default by Lessee, Lessor shall have the option, with or without giving notice to Lessee, to do any one or more of the following:

a.

Enforcement:  Lessor may enforce this Agreement according to its terms;

b.

Cure:  Lessor may advance funds on Lessee's behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefor, together with late charges accrued thereon.

c.

No Delivery:  Lessor may refuse to deliver the Equipment to Lessee;

d.

Termination:  By notice to Lessee, Lessor may terminate this Agreement as to any or all Equipment Schedules;

e.

Lessor's Damages:  Lessor shall be entitled to the aggregate of following damages (“Lessor’s Damages”), and Lessee shall be liable for and shall pay to Lessor all such Lessor’s Damages (i) all sums due and payable under the Equipment Schedule for all periods up to and including the later of (A) the date an Event of Default has occurred or (B) the date on which Lessor commences an action to enforce its rights under this Agreement; (ii) all costs and expenses incurred by Lessor on account of such default, including, but not limited to, all court costs and reasonable attorney fees; and (iii) all reasonable damages as provided by law, including but not limited to "Liquidated Damages" as defined and set forth below.  The aggregate of Lessor’s Damages payable per this subsection 16e shall bear interest at the rate of 18 percent per annum (provided, however, that the interest rate shall not exceed the highest rate allowed by prevailing law) until paid in full, both before and after judgment.

f.

Possession of Equipment:  Whether or not this Agreement is terminated as to any or all Equipment Schedules, Lessor may (i) take possession of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated and for such purpose, Lessor may enter upon any Lessee's premises without any court order and without liability for so doing (Lessee hereby waives any action for trespass or damages by reason of such entry or taking possession); and/or (ii) cause Lessee (and Lessee hereby agrees) to assemble the Equipment and either make it available to Lessor at a place designated by Lessor or return it to Lessor as provided in this Agreement.

Initial

g.

Recovery of Monthly Rental:  Lessor may sue for and recover all Monthly Rental and other payments (including but not limited to late charges) that accrue after the occurrence of the Event of Default, as the same become due.

h.

Liquidated Damages:  Lessor may recover from Lessee, as liquidated damages ("Liquidated Damages") for loss of a bargain and not as a penalty to secure performance, an amount equal to the present value (discounted at the rate of four percent per annum) of all future Monthly Rentals plus an amount equal to the present value (discounted at the rate of four percent per annum) of any fixed price purchase option or, if none, the fair market value of the Equipment as of the end of the Initial Period (or any Renewal Period then in effect), provided that in the absence of proof of such value, the value as of the end of the Initial Period (for purposes of calculation of Liquidated Damages only and not for any other purpose) shall be presumed to be 25% of the Equipment's original cost, and the value as of the end of any Renewal Period shall be presumed to be 30% less than it was at the end of the next previous Period. Lessor and Lessee acknowledge that actual damages which Lessor would sustain as the result of an Event of Default are extremely difficult to estimate at the time of execution of this Agreement, that the formula for Liquidated Damages set forth herein is reasonable in light of the anticipated harm to Lessor which would be caused by an Event of Default, and that the application of said formula is reasonably likely to place Lessor in a position equivalent to the position Lessor would occupy if no Event of Default had occurred.

i.

Sell or Lease:  Lessor may sell, dispose of, hold, use, or lease any Equipment as Lessor in its sole discretion may determine without any duty, except as provided below, to account to Lessee.  Lessor may purchase at any such sale, and Lessor shall not be obligated to give preference to the sale, lease, or other disposition of the Equipment over the sale, lease, or other disposition of similar equipment owned or leased by or through Lessor.  The following Subsection j shall apply to any sale or lease:

j.

Payment to Lessee:  If Lessor has recovered all of Lessor's Damages, then Lessor shall pay to Lessee, promptly after receipt thereof, all rentals or proceeds (after deducting all of Lessor's expenses incurred in connection with reletting or selling the Equipment), in excess of Lessor's damages, received from the reletting or sale of the Equipment.

k.

Nonexclusive Remedies:  Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code (including sections thereof dealing with leases) as enacted in Utah or in any state in which the Equipment is located, and including those available under any other applicable law.  The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to any rights or remedies provided by law.  Lessor's failure to enforce promptly any right hereunder shall not operate as waiver of such right, and Lessor's waiver of any default shall not constitute a waiver of any subsequent or other default.  Lessor may accept late payments or partial payments of amounts due under this Agreement and may delay enforcing any of Lessor's rights hereunder without losing or waiving any of Lessor's rights under this Agreement. In addition to all of the foregoing remedies, at Lessor’s sole option upon the occurrence of an Event of Default, the Lessee's Purchase Option (as defined in Section 19m) shall automatically be extinguished and shall be replaced by the Lessee's obligation (the "Purchase Obligation") to purchase the Equipment for a sum equal to the greater of (i) twenty-five percent of the Equipment's original cost or (ii) the Equipment's in-place fair market value, as defined in Section 19m.

l.

Protection of Equipment:  In the event Lessor in good faith believes the Equipment to be in danger of misuse, abuse or confiscation or to be in any other way threatened; or believes in good faith that the Equipment is no longer sufficient or has declined or may decline in value; or believes in good faith for any other reason that the prospect of payment or performance has become impaired, Lessor shall have the right, in its sole discretion, to either require additional collateral or declare the entire indebtedness under any Lease immediately due and payable.

17.

TAX INDEMNITY:

This Agreement is entered into on the basis that Lessor shall be the owner of the Equipment for federal and state income tax purposes and entitled to such deductions, credits, and other benefits as are provided an owner of personal property, including but not limited to the maximum Modified Accelerated Cost Recovery System deductions ("depreciation") for the MACRS Property Class life under the Internal Revenue Code of 1986 ("Code") and deductions for interest paid or accrued with respect to any loan made to or assumed by Lessor or its assigns to finance the purchase of the Equipment (collectively referred to herein as the "Tax Benefits").  If, with respect to any item of Equipment, Lessor or its assigns shall not have or shall lose the right to claim all or any portion of the Tax Benefits or if all or any portion of the Tax Benefits shall be disallowed or recaptured (hereinafter referred to as "Tax Benefit Loss") due to the acts or omission of Lessee, then the following provisions shall be applicable:

a.

Payment by Lessee:  Subject to the exceptions set forth below, Lessee shall, within thirty (30) days after written notice from Lessor that a Tax Benefit Loss has occurred, pay to Lessor, at Lessor's option, either a lump-sum payment or an

Initial

increase to the remaining monthly payments due under the Equipment Schedule in an amount which, after taking into account the effects of interest, penalties, and additional taxes payable by Lessor as a result of the Tax Benefit Loss and the receipt of payment hereunder, will cause Lessor's net effective after-tax return over the term of the Equipment Schedule to equal the net effective after-tax return which would have been available if Lessor had been entitled to the utilization of all Tax Benefits.

b.

Date of Loss:  For purposes hereof a Tax Benefit Loss shall occur upon the earliest of (i) the payment by Lessor to the Internal Revenue Service or the applicable state revenue office of the tax increase resulting from such Tax Benefit Loss, or (ii) the adjustment of the tax return of Lessor to reflect such Tax Benefit Loss.

c.

Limitation on Loss:  Notwithstanding the foregoing, Lessor shall not be entitled to a payment hereunder on account of any Tax Benefit Loss directly attributable to any of the following:  (i) any act on the part of Lessor which causes a Tax Benefit Loss;  (ii) the failure of Lessor to have sufficient taxable income or tax liability to utilize such Tax Benefits; or (iii) the happening of any other event with respect to Lessor (such as disqualifying change in Lessor's business or characterization of Lessor as a personal holding company) which causes a Tax Benefit Loss.

d.

Owner:  This section is expressly made for the benefit of, and shall be enforceable by, Lessor, any person, firm corporation, or other entity to which Lessor transfers title to all or a portion of the Equipment, and their respective successors and assigns (collectively, the "Owner").  For the purpose hereof, the term "Owner" shall include an affiliated group (within the meaning of the Code) of which a person or entity is a member for any year in which a consolidated income tax return is filed for such affiliated group.  Lessee shall indemnify and hold harmless any such Owner from any Tax Benefit Loss on the same terms and to the same extent as it would have indemnified Lessor and held Lessor harmless if said Owner were the Lessor hereunder.  All of Lessor's rights and privileges arising from the indemnities contained herein shall survive the expiration or other termination of this Agreement.

18.

COVENANT OF QUIET POSSESSION:

So long as no Event of Default has occurred and is continuing, Lessor shall not interfere with Lessee's right to quiet possession of the Equipment, subject to and in accordance with the terms and conditions of this Agreement.

19.

GENERAL:

a.

Integration:  All schedules or riders to this Agreement, Equipment Schedules executed hereunder, schedules or riders attached to Equipment Schedules, other documents referred to in Equipment Schedules, and Acceptance Certificates, whether they are signed before, on, or after the date of this Agreement, are incorporated into this Agreement by this reference.  Each Equipment Schedule, together with such related documents and this Agreement, shall constitute the entire agreement between the parties with respect such Equipment Schedule and the lease represented thereby.

b.

Modification:  This Agreement may not be amended or modified except by writing, signed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding.  Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Equipment Schedule to identify more accurately the Equipment (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto within fifteen (15) days after receiving notice of the amendment from Lessor.

c.

Interpretation:  The provisions of this Agreement shall be deemed to be independent and severable.  The invalidity or partial invalidity of any one provision or portion of this Agreement under the laws of any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement.  The captions and headings set forth herein are for convenience of reference only and shall not define or limit any of the terms hereof.

d.

Notices:  Notices hereunder shall be in writing and addressed to the other party at that party's address stated herein or such other address as provided by notice hereunder and shall be effective:  (i) upon the next business day, if sent by guaranteed overnight express service (such as Federal Express); (ii) on the same day, if personally delivered; or (iii) three (3) days after mailing if sent by certified or registered U.S. mail, postage prepaid and addressed to the other party.

e.

Legal Matters:

i.

Governing Law:  This Lease shall be governed by, and shall be interpreted pursuant to the substantive laws of, the State of Utah without regard to choice of law rules.

Initial

ii.

Waiver of Jury Trial:  LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, OR ARISING OUT OF, OR RELATING, DIRECTLY OR INDIRECTLY, IN ANY WAY TO THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR (OR ANY ASSIGNEE OF LESSOR) RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR (OR ITS ASSIGNEE).  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, TO ANY RELATED DOCUMENTS, AND TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION WHICH IS THE SUBJECT OF THIS AGREEMENT OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

iii.

Jurisdiction; Venue; Self-Authentication:  Each party to this Agreement irrevocably submits itself to the personal jurisdiction of state and federal courts located in Salt Lake County, Utah.  The jurisdiction and venue of any action for enforcement or interpretation of this Agreement shall lie solely with those courts, and each party waives any objection that it might have to jurisdiction or venue; provided, however, that at Lessor’s sole election and without waiving the right to commence or continue any litigation in Salt Lake County, Utah, Lessor may commence an action in any state where any of the Equipment may be located in order to obtain and enforce a writ of replevin or other appropriate order or judgment granting possession, control and quiet use, enjoyment and ownership of the Equipment to Lessor. Each party acknowledges that minimum contacts exist between that party and the state of Utah relating to this Agreement. This Agreement and every Schedule and other document or instrument relating to it is self-authenticating within the scope and meaning of Rule 902(9), Utah Rules of Evidence, dealing with commercial paper, signatures thereon, and documents relating thereto.

f.

Binding Effect:   Lessee hereby represents and warrants that the Agreement was duly authorized, executed and delivered by Lessee and constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee. The provisions of this Agreement shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns.

g.

Financing Statements and Fees:  Lessee authorizes Lessor to file one or more initial financing statements and amendments describing the Equipment and appoints Lessor as Lessee's attorney-in-fact (coupled with an interest) to execute any such financing statements if Lessee's signature is required in any relevant jurisdiction.  Lessee will cooperate with Lessor in protecting Lessor's interests in the Equipment, the Lease and the amounts due under the Lease, including, without limitation, the authentication and delivery of Uniform Commercial Code statements and filings and other documents reasonably requested by Lessor.  Lessee shall pay all costs of filing any initial financing statements, continuation or termination statements or amendments with respect to the Equipment and/or the Lease, including without limitation any intangibles tax, documentary stamp tax or other similar tax or charge relating thereto; and Lessee shall pay all costs of all UCC or other lien searches deemed necessary or advisable by Lessor.  Lessee will do whatever may be necessary or advisable to have a statement of the interest of Lessor in the Equipment noted on any certificate of title relating to the Equipment and will deposit said certificate with Lessor.  Lessee will execute and deliver to Lessor such other documents and written assurances and take such further action as Lessor may request to more fully carry out the implementation, effectuation, confirmation and perfection of the Lease and any rights of Lessor thereunder.  Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all Lessee's obligations under the Lease.  Further to protect Lessor's interest in the Equipment, Lessee shall make the Equipment available for a pre-funding inspection.  Lessee shall pay all costs associated with such inspection.  If Lessee defaults hereunder, then Lessor shall automatically be constituted as Lessee's attorney-in-fact (coupled with an interest) for the purpose of carrying out the provisions of this section.

h.

Opinion of Counsel:  Upon request, Lessee shall provide to Lessor an opinion of its counsel as to Lessee's legal standing, the authorization and execution of this Agreement and other documents, the enforceability of this Agreement against Lessee, and other matters reasonably requested.

i.

Financial Statements:  Within 15 days after Lessor's request, Lessee, and each guarantor shall provide to Lessor a copy of its annual audited financial statements (or, at Lessor's option, unaudited financial statements with corresponding tax returns if no audit is performed) and any quarterly or interim financial statements whether audited or unaudited.  Lessee certifies and warrants that the financial data and the information which Lessee (and each guarantor) submits to Lessor in connection with this Agreement is, or will be, as appropriate, a true and complete statement of the matters therein contained.

Initial

j.

Provisional Security Interest:  In the event a court of competent jurisdiction or other governing authority shall determine that this Agreement is not a "true lease" or that Lessor (or its assigns) does not hold legal title to or is not the Owner of the Equipment, then this Agreement shall be deemed to be a security agreement with Lessee, as debtor, having granted to Lessor, as secured party, a security interest in the Equipment effective upon the earlier of the date of this Agreement or the filing of a financing statement, pursuant to Utah Code Ann. § 70A-9a-502(4), as amended, containing a collateral description sufficiently broad to include the Equipment within its coverage; and Lessor shall have all of the rights, privileges, and remedies of a secured party under the Utah Uniform Commercial Code.

k.

Attorney Fees.  Lessee shall reimburse Lessor for all charges, costs, expenses and reasonable attorney fees incurred by Lessor (a) in defending or protecting its interest in the Equipment; (b) in the execution, delivery, administration, amendment or enforcement of the Lease or the collection of any rent or other payments due under the Lease; (c) in any lawsuit or other legal or arbitration/mediation proceeding to which the Lease gives rise, including, without limitation, actions in tort; and (d) in connection with any bankruptcy case, stay relief measure or adversary proceeding in connection with any bankruptcy case.

l.

UCC2A Matters:  As to new Equipment, Lessee acknowledges that Lessor did not select, manufacture or supply the Equipment, that Lessor acquired the Equipment in connection with this Agreement (i.e., in connection with this lease), and that either (i) Lessee has received a copy of the contract by which Lessor acquired the Equipment, or (ii) Lessor has informed Lessee in writing (A) of the identity of the supplier, (B) that Lessee may have rights under said contract and may be entitled, under UCC2A, to the benefit of promises and warranties, including those of any third party, provided to Lessor by said supplier in connection with or as a part of the contract by which Lessor acquired the Equipment, and (C) that Lessee may and should contact the supplier to receive an accurate and complete description of such rights including any disclaimers or limitations on them or of the remedies thereunder.  Lessee acknowledges that each Equipment Schedule executed pursuant to this Agreement shall qualify as and be a finance lease within the meaning of UCC2A.

m.

Lessee's Options at End of Initial Period.   At the end of the Initial Period of any Lease, but subject to notification requirements stated hereinafter, Lessee shall exercise one of the following options:

i.

In-Place Fair Market Value Purchase. Lessee shall purchase the Equipment (the "Purchase Option") for its "In-Place Fair Market Value" as of the end of the Initial Period, upon the following terms: "In-Place Fair Market Value" ("In-Place Value") is defined as the price which a willing buyer (under no compulsion to buy) would pay and a willing seller (under no compulsion to sell) would accept for the Equipment as installed and in place as of the end of the Initial Period ( i.e., costs of de-installing and removing the Equipment from its location of use at the end of the Initial Period, and costs of moving the Equipment to a new location and installing it there, shall not be deducted from value).  If Lessor and Lessee are unable, at least 120 days before the end of the Initial Period, to agree upon the Equipment's In-Place Value, the In-Place Value shall be determined by appraisal to be conducted by an appraiser mutually acceptable to the parties (and if the parties cannot agree upon an appraiser, each party shall select an appraiser, and the appraisers shall designate a third appraiser who shall perform the appraisal).  Lessee shall cooperate reasonably with Lessor and the appraiser in facilitating the appraisal and shall reimburse Lessor for all expenses associated with any appraisal, including (without limitation) the appraisal referred to above and any appraisal obtained by Lessor in anticipation of, or in the course of, negotiations seeking a mutually agreed purchase price. Lessee shall pay for the Equipment, and concurrently therewith shall reimburse Lessor for all appraisal expenses, upon the later of the following dates: (a) the end of the Initial Period; or (b) ten days after Lessor shall deliver to Lessee an invoice for the In-Place Value as determined above and for the appraisal expenses. Upon completion of Lessee's purchase of the Equipment, Lessor shall deliver to Lessee a bill of sale transferring to Lessee all of Lessor's right, title and interest in and to the Equipment,   said transfer to be "as is, where is," without warranty express or implied, all implied warranties being expressly disclaimed; or

ii.

Extension. Lessee shall extend the Lease (the "Extension Option") for twelve months (the "Renewal Period") beyond the Initial Period upon the same terms governing the Initial Period (which terms shall include, but not be limited to, payment of Monthly Rental at the same rate provided in the Equipment Schedule and provision of notification of exercise of an end-of-period option); or

iii.

Return of Equipment. At Lessee's sole expense, Lessee shall return the Equipment to Lessor (the "Return Option") at a location within the continental United States specified by Lessor; provided that this option shall be available only if all of the following conditions shall have been met before the end of the Initial Period: (a) all Monthly Rental, late charges, taxes, interest, penalties and all other sums owing under the subject Equipment Schedule shall have been paid; (b) all requirements of Sections 6(d), 6(e) and 7(c) of this Agreement shall have been met; and (c) Lessor and Lessee shall have entered into a new Equipment Schedule for the lease of new equipment having an original cost of not less than the Equipment which is the subject of the existing Equipment Schedule, such lease to be on terms which (i) shall be no less favorable (from a commercially reasonable standpoint) to Lessor than the terms of the existing

Initial

Equipment Schedule and (ii) shall provide a rate of return to Lessor which shall be reasonably consistent with the rates of return negotiated by Lessor on reasonably similar transactions with other lessees commencing during the 60-day period immediately before the end of the Initial Period.

Exercise of the foregoing options shall be subject strictly to the following procedures: At least 180 days, but not more than 240 days, before the expiration of the Initial Period, Lessee shall provide notice to Lessor (by certified U.S. mail, postage prepaid and return receipt requested) specifying the option which Lessee elects.  Notwithstanding any assignment which Lessor may have made of some or all of its interest in the Equipment Schedule, Lessee shall provide the notice to ACC Capital Corporation in addition to providing notice to any assignee of ACC Capital Corporation. If Lessee shall fail to provide timely notice of election of the Purchase Option or the Return Option, such failure shall constitute Lessee's irrevocable election of the Extension Option. At the end of the Renewal Period arising out of election of the Extension Option, and subject to the same notification requirements applicable to the Initial Period, Lessee shall exercise one of the options applicable to the end of the Initial Period, and all references to "Initial Period" shall in that context mean "Renewal Period." Lessee's failure to provide timely notice of election of the Purchase Option or the Return Option at the end of such Renewal Period shall constitute election of the Extension Option for another Renewal Period of 12 months. The effect of this provision is that unless and until Lessee shall provide timely notice of exercise of the Purchase Option or the Return Option, the Extension Option shall automatically be in effect from 12-month period to 12-month period.

n.

Multiple Lessees:  Lessee and all parties comprising Lessee are jointly and severally responsible and liable to Lessor under this Agreement.  Lessor may, with the consent of any one of the Lessees hereunder, modify, extend or change any of the terms hereof without consent or knowledge of the others, without in any way releasing, waiving or impairing any right granted to Lessor against the others.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement effective as of the day and year first above written.   LESSEE ACKNOWLEDGES THAT EVERY PROVISION OF THIS AGREEMENT HAS BEEN DULY NEGOTIATED, READ, AND ACCEPTED BY LESSEE AND THAT EACH PROVISION IS OF BARGAINED-FOR SIGNIFICANCE.

LESSOR:

ACC Capital Corporation

By:

/s/ Kirsten Patterson

Title:

VP

LESSEE:

Broadcast International, Inc.

FEIN or SS No.

87-0395567

By:

/s/ Rodney M. Tiede

Title:

CEO

Initial